Exhibit 10.19
CHANGE IN CONTROL /
SEVERANCE / RETENTION AGREEMENT
     This Agreement, dated as of October 1, 2008 (“Effective Date”), is entered into between Foothills Resources, Inc., a corporation organized under the laws of the State of Nevada (“Foothills”), and Michael L. Moustakis (the “Employee”).
RECITALS
     WHEREAS, the Board of Directors of the Company (the “Board”) recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions to its key management personnel because of the uncertainties inherent in such a situation;
     WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Employee in the event of a threat or occurrence of a Change in Control and to ensure the Employee’s continued dedication and efforts in such event without undue concern for the Employee’s personal, financial and employment security; and
     WHEREAS, in order to induce the Employee to remain in the employ of the Company in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Employee to provide the Employee with certain benefits.
     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:
     1. TERM OF AGREEMENT. This Agreement shall commence as of the Effective Date and shall continue in existence until June 30, 2009 (the “Term”).
     2. DEFINITIONS.
          2.1. Accrued Compensation. For purposes of this Agreement, “Accrued Compensation” shall mean an amount which shall include all amounts earned or accrued through the date of Termination, but not paid as of the date of Termination, including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Employee on behalf of the Company during the period ending on the date of Termination, and (iii) vacation pay.
          2.2. Base Amount. For purposes of this Agreement, “Base Amount” shall mean the Employee’s annual base salary at the rate in effect on October 1, 2008.
          2.3. Cause. For purposes of this Agreement, the Employee’s Termination from the Company for “Cause” shall mean a Termination by the Company as a result of:
               (a) the willful and continued failure of the Employee to perform substantially his duties and responsibilities for the Company (other than any such failure resulting from a Disability) after a written demand for substantial performance is delivered to the Employee by the Company, which specifically identifies the manner in which the Company believes that the Employee has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by the Employee within five (5) days of his receipt of such written demand;
               (b) the conviction of, or plea of guilty or nolo contendere to a felony, after the exhaustion of all available appeals; or
               (c) fraud, dishonesty, competition with the Company, unauthorized use of any of the Company’s or any of its subsidiary’s trade secrets or confidential information, or gross misconduct which is materially and demonstratively injurious to the Company.
          2.4. Change in Control. For purposes of this Agreement, a “Change in Control” shall mean any of the following events:
               (a) any Person (as defined below) becomes a “beneficial owner” as such term is used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), either directly or indirectly, of fifty percent (50%) or more (as determined by the Board) of the Company’s stock entitled to vote in the election of directors. For purposes of this Agreement, the term “Person” is used as such term is used in Sections 13(d) and 14(d) of the Exchange Act; provided, however that, unless the Board determines to the contrary, the term shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of Company, or any corporation owned, directly or indirectly, by the stockholders of Company in substantially the same proportions as their ownership of stock of Company;
               (b) stockholders of the Company adopt a plan of complete or substantial liquidation or an agreement providing for the distribution of all or substantially all of its assets;
               (c) the Company is party to a merger, consolidation, tender offer, other form of business combination, unless the business of the Company is continued following any such transaction by a resulting entity (which may be, but need not be, the Company) and the stockholders of the Company immediately prior to such transaction (the “Prior Shareholders”) hold, directly or indirectly, at least fifty percent (50%) of the voting power of the resulting entity (there being excluded from the voting power held by the Prior Shareholders, but not from the total voting power of the resulting entity, any voting power received by Affiliates of a party to the transaction (other than the Company) in their capacities as stockholders of the Company); or
               (d) the Company sells or otherwise disposes of, in one or more transactions, assets comprising more than fifty percent (50%) of the fair market value of all of the Company’s assets.
          2.5. Company. For purposes of this Agreement, the “Company” shall mean Foothills and its subsidiaries and shall include Foothills’ “Successors and Assigns” (as hereinafter defined).
          2.6. Disability. For purposes of this Agreement, an Employee’s Termination for “Disability” shall mean a Termination by the Company as a result of a physical or mental disability that, in the Company’s discretion, based upon the medical opinions of two (2) qualified physicians specializing in the area or areas of the Employee’s affliction, one of whom shall be chosen by the Company and one of whom shall be chosen by the Employee, prevents the performance by the Employee, with or without reasonable accommodation, of his duties and responsibilities hereunder for a continuous period of not less than three (3) consecutive months.
          2.7. Notice of Termination. For purposes of this Agreement, “Notice of Termination” shall mean a written notice of Termination of the Employee’s employment from the Company, which notice indicates the specific Termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for Termination of the Employee’s employment under the provision so indicated.
          2.8. Successors and Assigns. For purposes of this Agreement, “Successors and Assigns” shall mean a corporation or other entity to which Foothills transfers all or substantially all of its assets or any entity which is a successor to Foothills by reorganization, incorporation, merger, or any other similar business combination or transaction.
          2.9. Termination. For purposes of this Agreement, “Termination” shall mean either a Termination for Cause, Termination for Disability, Termination for Other Reason, or a Voluntary Termination, as applicable. A Termination is effective:
               (a) in the case of the Employee’s death, the Employee’s date of death;
               (b) in the case of Employee’s Termination for Cause or Disability, thirty (30) days from the date the Notice of Termination is given to the Employee, provided that, in the case of Disability, the Employee shall not have returned to the full-time performance of the Employee’s duties during such period of thirty (30) days; and
               (c) in the case of Employee’s Termination for Other Reason, the date after which the Employee will not provide services to the Company or after which the level of bona fide services to be performed by the Employee will permanently decrease to no more than thirty percent (30%) of the average level of bona fide services performed by the Employee over the immediately preceding thirty-six (36) month period.
               (d) in the case of a Voluntary Termination, thirty (30) days from the date the Notice of Termination is given to the Company.
          2.10. Termination for Other Reason. For purposes of this Agreement, “Termination for Other Reason” shall mean either:
               (a) a Termination of the Employee by the Company as a result of:
                    (1) a liquidation of the Company and termination of the Company’s individual business activities; or
                    (2) a reduction of staff; or

               (b) subject to the notice and remedy conditions set forth below, a Termination by the Employee upon notice to the Company for any of the following reasons:
                    (1) a material diminishment of the Employee’s job assignment, duties, responsibilities or reporting relationships which is inconsistent with his initial position hereunder or any later agreed upon amendment of that position;
                    (2) a material reduction in the Employee’s base compensation or total compensation package, including benefit plans and programs;
                    (3) a material change in the geographic location at which the Employee performs services to the Company; or
                    (4) a material breach of the terms of this Agreement by the Company, or any permitted successor or assignee.
Notwithstanding the foregoing, a Termination by the Employee will not be a Termination for Other Reason (i) unless the Employee first gives a written notice to the Company of the existence of such reason in Section 2.10(b) within thirty (30) days following the initial existence of such reason, or (ii) if the Company has remedied such reason on or before the thirtieth (30th) day following its receipt from the Employee of such notice.
          2.11. Voluntary Termination. Means a voluntary termination of the Employee’s employment with the Company that has been agreed to by the Company.
     3. PAYMENTS.
          3.1. Termination for Cause, Disability, Death, or a Voluntary Termination. If during the Term of this Agreement, the Employee’s employment with the Company is terminated: (i) by the Company for Cause or Disability, (ii) by reason of the Employee’s death, or (iii) by a Voluntary Termination, the Company shall pay to the Employee all Accrued Compensation. Such Accrued Compensation shall be paid in a single lump sum cash payment on the Employee’s date of Termination.
          3.2. Change in Control or Termination Payment.
               (a) If, on or before June 30, 2009, there is a Change in Control or there is a Termination for Other Reason of the Employee’s employment with the Company, following the Employee’s timely delivery to the Company of a complete general release in a form reasonably satisfactory to the Company, without subsequent revocation of such release, the Employee shall be entitled to the payments and benefits in Section 3.2(b). The payments under Section 3.2(b)(1) and Section 3.2(b)(2) shall be made in a single lump sum no later than sixty-six (66) days following the earlier of the date of the Change in Control or the date of Termination for Other Reason. For purposes of this Section 3.2(a), the Employee must execute and deliver to the Company the aforementioned general release within forty-five (45) days following the Company’s delivery of such release to the Employee, or such shorter deadline as the Company may establish. If the Employee is accorded revocation rights, the Employee must revoke the release no later than seven (7) full days after signing it. Notwithstanding the foregoing, if the

Company fails to deliver a general release to the Employee for execution by the Employee within fourteen (14) days of such payment event, the Employee will be deemed to have satisfied the release requirement without being required to execute a release.
               (b) If the Employee is entitled to a payment under Section 3.2(a), the payments and benefits shall consist of the following:
                    (1) the Company shall pay the Employee all Accrued Compensation;
                    (2) the Company shall pay the Employee as severance pay and in lieu of any further compensation for periods subsequent to the date of the Change in Control or the date of Termination for Other Reason, in a single payment, an amount in cash equal to seventy-five percent (75%) of the Base Amount; and
                    (3) the restrictions on any outstanding equity incentive awards, including stock options and restricted stock, granted to the Employee shall lapse and such incentive awards shall become 100% vested and, in the case of stock options, shall be immediately exercisable for a period of ninety (90) days following the date of Change in Control or the date of Termination, after which date such stock options shall expire.
          3.3. Retention Payment. If there is not a Change in Control on or before June 30, 2009, and the Employee is employed by the Company on June 30, 2009, the Employee shall be entitled to a single payment equal to seventy-five percent (75%) of the Base Amount. Such payment shall be made on June 30, 2009.
          3.4. Mitigation of Payments. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.
          3.5. Tax Withholding. The Company shall have the right to deduct and withhold from the amounts paid under this Section 3, as may be necessary to satisfy the Company obligations to Federal, state, local and foreign authorities to withhold compensation otherwise payable to the Employee.
          3.6. Exclusivity of Payments. Unless otherwise required under applicable law, the severance and retention payments and benefits provided for in this Section 3 shall be in lieu of any other severance, termination or retention pay to which the Employee may be entitled under any Company severance, termination or retention plan, program, practice or arrangement.
     4. Notice of Termination Provided by Company. Any purported Termination of the Employee’s employment by the Company shall be communicated by Notice of Termination to the Employee. For purposes of this Agreement, no such purported Termination shall be effective without such Notice of Termination. If the Termination is by the Company for Cause, the Notice of Termination shall not be deemed effective unless it is adopted by the affirmative vote of not less than a majority of those members of the Company’s Board of Directors who are not then Employees of the Company at a meeting of the Board called and held for the purpose of finding that, in the good faith opinion of the Board, the Employee was guilty of the conduct set forth in Section 2.3.
     5. SUCCESSORS; BINDING AGREEMENT.
          5.1. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.
          5.2. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee or the Employee’s beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee’s legal personal representative.
     6. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.
     7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Employee’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance, termination or retention policies, plans, programs or practices as provided for in Section 3.6 of the Agreement) and for which the Employee may qualify, nor shall anything herein limit or reduce such rights as the Employee may have under any other agreements with the Company (except for any severance, termination or retention agreement as provided for in Section 3.6 of the Agreement). Amounts which the Employee is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.
     8. SETTLEMENT OF CLAIMS. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against an Employee or others except as set forth in Section 3.5.

     9. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged, unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.
     10. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained only in a court of competent jurisdiction in the city of Bakersfield, California.
     11. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
     12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.
* * * * *

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has executed this Agreement as of the day and year first above written.
EMPLOYEE
/s/ Michael L. Moustakis
Name: Michael L. Moustakis
FOOTHILLS RESOURCES, INC.
/s/ Dennis B. Tower
Dennis B. Tower, Chairman of the Board and
Chief Executive Officer